UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way
Houston Texas		77070
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2013, Noble Energy, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”), with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), Citibank N.A., as syndication agent, and Bank of America, N.A., Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd. and DNB Bank ASA as documentation agents, and the other commercial lending institutions party thereto. The First Amendment amends certain provisions of the Credit Agreement dated October 14, 2011 by and among the Company, the Agent, and the other commercial lending institutions party thereto, as increased by the Commitment Increase Agreements each dated as of September 28, 2012 (the “Credit Agreement”).
The First Amendment amends the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement to October 3, 2018 and reallocate commitment amounts among certain of the participating lending institutions. The First Amendment also designates NBL International Finance B.V., a corporation incorporated under the laws of the Kingdom of the Netherlands and a wholly owned subsidiary of the Company, as an approved foreign borrower under the Credit Agreement with the ability to borrow up to $2.0 billion under a sub-facility of up to $2.0 billion of the overall $4.0 billion commitment amount. As a condition to the approval of the sub-facility, the Company irrevocably and unconditionally guaranteed the payment of the foreign borrower’s payment obligations under the Credit Agreement, not to exceed the principal sum of $2.0 billion plus any interest, fees, expenses and other non-principal obligations of the foreign borrower under the Credit Agreement. The sub-facility does not decrease the amount available to be borrowed by the Company, except as limited by the overall $4.0 billion commitment amount, and the sub-facility may be increased or decreased by the Company from time to time within the overall $4 billion commitment amount conditioned upon the Company’s unconditional guarantee of the corresponding amount.
Certain lenders that are a party to the First Amendment have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
The foregoing description of the material terms and conditions of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this current report on Form 8-K:

10.1
First Amendment to Credit Agreement, dated October 3, 2013, by and among Noble Energy, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Citibank N.A., as syndication agent, and Bank of America, N.A., Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd. and DNB Bank ASA as documentation agents, and the other commercial lending institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: October 9, 2013	By:	/s/ Kenneth M. Fisher
Kenneth M. Fisher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated October 3, 2013, by and among Noble Energy, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Citibank N.A., as syndication agent, and Bank of America, N.A., Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd. and DNB Bank ASA as documentation agents, and the other commercial lending institutions party thereto.